UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Village Road, Lahaina, Maui, Hawaii 96761
(Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On September 23, 2021, Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Company”), received a notice of termination from KCRMD, LLC, a Delaware limited liability company (“KCRMD”), to that certain Purchase and Sale Agreement and Escrow Instructions (“Purchase Agreement”) dated February 6, 2020 by and between the Company and KCRMD, as amended, pursuant to which MLP had agreed to sell to KCRMD and KCRMD had agreed to purchase from MLP approximately 46 acres of property located in the Kapalua Resort, commonly known as the Kapalua Central Resort project (the “Property”), for a purchase price of $43.9 million. The closing of the transaction was contingent upon, among other things, the satisfaction of certain customary closing conditions, including an extended due diligence period ending on September 30, 2021, with the closing date of the sale of the Property previously expected to be 30 days after the last day of the due diligence period. Neither the Company nor KCRMD have any continuing obligations to each other except those obligations that survive termination as set forth in the Purchase Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: September 29, 2021	By:	/s/ WARREN H. HARUKI
Warren H. Haruki
Chairman and Chief Executive Officer